As filed with the Securities and Exchange Commission on September 22, 2004
Registration No. 333-117421

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in its Charter)

TENNESSEE	62-1550848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7700 Wolf River Boulevard

Germantown, Tennessee 38138
(901) 754-7774
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

Phillip H. McNeill, Sr.

Chief Executive Officer
7700 Wolf River Boulevard
Germantown, Tennessee 38138
(901) 754-7774
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:

David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
(804) 788-8218 (Facsimile)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also constitutes a prospectus for up to $133,049,000 of unsold Capital Stock of the Registrant registered under the Prior Registration Statement, which was declared effective on April 21, 1998.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

      This registration statement contains three prospectuses covering the offering, issuance and sale of (1) equity and debt securities of Equity Inns, Inc. (“Base Prospectus”); (2) shares of common stock of Equity Inns, Inc. that may be issued and sold under a sales agreement that Equity Inns, Inc. has entered into with Brinson Patrick Securities Corporation (“Brinson Patrick Sales Agreement Prospectus”); and (3) shares of common stock of Equity Inns, Inc. that may be issued and sold under a sales agreement that Equity Inns, Inc. has entered into with Cantor Fitzgerald & Co. (“Cantor Fitzgerald Sales Agreement Prospectus”). The specific terms of the securities to be offered pursuant to the Base Prospectus will be set forth in a Prospectus Supplement. The Brinson Patrick Sales Agreement Prospectus will be identical in all respects to the Base Prospectus, except that the Brinson Patrick Sales Agreement Prospectus will contain a different front cover page and a different Plan of Distribution. The front cover page and Plan of Distribution section of the Brinson Patrick Sales Agreement Prospectus follows the Base Prospectus included herein. The Cantor Fitzgerald Sales Agreement Prospectus will be identical in all respects to the Base Prospectus, except that the Cantor Fitzgerald Sales Agreement Prospectus will contain a different front cover page and a different Plan of Distribution. The front cover page and Plan of Distribution section of the Cantor Fitzgerald Sales Agreement Prospectus follows the Brinson Patrick front cover page and Brinson Patrick Plan of Distribution section included herein.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2004

$300,000,000

Equity Inns, Inc.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

        Equity Inns, Inc. intends to offer and sell from time to time the debt and equity securities described in this prospectus. The total offering price of these securities will not exceed $300,000,000 in the aggregate. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities.

      The securities may be offered directly, through agents designated by us from time to time, or to or through underwriters or dealers.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      You should read this prospectus carefully before you invest in our securities. For a discussion of certain risks associated with an investment in the securities, see “Risk Factors” on Page 2 and in our periodic reports and other information that we file with the Securities and Exchange Commission.

The date of this Prospectus is                     , 2004.

      You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date of the documents containing the information.

HOW TO OBTAIN MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room in Washington, D.C. (450 Fifth Street, N.W. 20549). Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning Equity Inns, Inc. at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock (symbol: “ENN”) and Series B preferred stock (symbol: “ENN PrB”) is listed. Our Internet address is http://www.equityinns.com

INCORPORATION OF INFORMATION FILED WITH THE SEC

      The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to completion of this offering.

      We incorporate by reference the documents listed below:

1. Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

3. Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

4. Current Report on Form 8-K dated January 20, 2004 and filed January 20, 2004.

5. Current Report on Form 8-K dated March 11, 2004 and filed March 11, 2004.

6. Current Report on Form 8-K dated March 18, 2004 and filed March 18, 2004.

7. Current Report on Form 8-K dated April 7, 2004 and filed April 13, 2004.

8. Current Report on Form 8-K dated May 13, 2004 and filed May 17, 2004.

9. Current Report on Form 8-K dated January 5, 2003 and filed September 22, 2004.

10. Registration Statement on Form 8-A filed on August 19, 1996 registering our common stock under Section 12(b) of the Exchange Act.

      We also incorporate by reference all future filings we make with the SEC between the date of this prospectus and the date upon which we sell all of the securities we offer with this prospectus and any applicable supplement.

      You may obtain copies of these documents at no cost by writing or calling us at the following address: Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, Tennessee 38138, Attention: Investor Relations, telephone (901) 754-7774.

ABOUT THIS PROSPECTUS

      This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms

ii

of the securities as may be required by law. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “How to Obtain More Information.”

      The total dollar amount of the securities sold under this prospectus will not exceed $300,000,000.

FORWARD-LOOKING INFORMATION

      This prospectus and the information incorporated by reference into it contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “will continue” and words of similar import. We have based these forward-looking statements on our current expectations and projections about future events and trends affecting the financial condition of our business, which may prove to be incorrect. These forward-looking statements relate to future events and our future financial performance, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the factors identified under the caption “Risk Factors” and the various other factors identified in or incorporated by reference into this prospectus and any other documents filed by us with the SEC that could cause actual results to differ materially from our forward-looking statements.

      Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statement or the “Risk Factors” or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. There are a number of risk factors associated with the conduct of our business, and the risks discussed in the “Risk Factors” section of this prospectus may not be exhaustive. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. All forward-looking statements should be read with caution.

CERTAIN DEFINITIONS

      Unless otherwise indicated, the terms “Equity Inns,” “we,” “us,” “our” and “our Company” refer to Equity Inns, Inc. and its subsidiaries, including Equity Inns Partnership, L.P.

      All brand names, trademarks and service marks appearing in this prospectus are the property of their respective owners. This prospectus or documents incorporated by reference into this prospectus may contain references to registered trademarks owned or licensed to companies other than us, including, but not limited to, AmeriSuites®, Comfort Inn®, Courtyard® by Marriott®, Hampton Inn®, Holiday Inn®, Homewood Suites® by Hilton® and Residence Inn® by Marriott®. None of such companies, in any way, is participating in or endorsing the offering of, and shall not in any way be deemed an issuer or underwriter of, the securities issued under this prospectus, and shall not have any liability or responsibility for any financial statements or other financial information contained or incorporated by reference in this prospectus.

iii

OUR COMPANY

      We are a self-advised and self-administered real estate investment trust, or REIT, focused on the upscale extended stay, all suite and midscale segments of the hotel industry. We own, through our subsidiaries, a geographically diverse portfolio of hotels, focusing on hotels franchised by leading brands. Through our wholly-owned subsidiary, Equity Inns Trust, we are the sole general partner of Equity Inns Partnership, L.P., our operating partnership. We conduct our business through our operating partnership and our other subsidiaries.

      At June 30, 2004, we owned 99 hotel properties with a total of 12,394 rooms in 34 states. In order to qualify as a REIT, we cannot operate hotels. Therefore, our hotels are leased to taxable REIT subsidiaries of our Company and are managed by unrelated third parties.

RISK FACTORS

Risks Related to Our Business

The events of September 11, 2001, general economic trends, military action in Iraq and prospects for future terrorist acts and military action have adversely affected the hotel industry generally, and these adverse effects may continue.

      The terrorist attacks of September 11, 2001 and the after-effects (including the prospects for more terror attacks in the United States and abroad), the U.S.-led military action in Iraq and a general slowdown in economic activity, substantially reduced business and leisure travel and lodging industry revenue per available room, or “RevPAR,” generally in recent years. We cannot predict the extent to which these factors will continue to directly or indirectly the lodging industry or our operating results in the future. Our ability to remain in compliance with our debt covenants, our ability to fund capital improvements at our hotels, and our ability to make shareholder distributions necessary to maintain our status as a REIT. Additional terrorist attacks, acts of war or similar events could have further material adverse effects on the markets on which our securities trade, the hotel industry at large and our operations in particular.

Our ability to maintain our historic rate of distributions to our shareholders is subject to fluctuations in our financial performance, operating results and capital expenditure requirements.

      As a REIT, we are required to distribute at least 90% of our REIT taxable income each year to our shareholders. In the event of downturns in our operating results and financial performance or unanticipated capital expenditures to our hotels, including capital expenditures which may be required by our franchisors, we may be unable to declare or pay distributions to our shareholders. The timing and amount of distributions are in the sole discretion of our Board of Directors, which will consider, among other factors, our financial performance, debt service obligations and debt covenants, and capital expenditure requirements. We cannot assure you either that we will continue to generate sufficient cash in order to fund distributions at the same rate as our historic rate, or that our Board will continue to maintain our distribution rate at the same levels as we have in the past.

      Among the factors which could adversely affect our results of operations and decrease our distributions to shareholders are reduced net operating profits or operating losses by our taxable REIT subsidiary lessees; increased debt service requirements, including those resulting from higher interest rates on our variable rate indebtedness; and capital expenditures at our hotels, including capital expenditures required by the franchisors of our hotels. Among the factors which could reduce the net operating profits of our taxable REIT subsidiary lessees are decreases in hotel revenues and increases in hotel operating expenses. Hotel revenue can decrease for a number of reasons, including increased competition from new supply of hotel rooms and decreased demand for hotel rooms. These factors can reduce both occupancy and room rates at our hotels. We lease all of our hotels to our taxable REIT subsidiary lessees. These taxable REIT subsidiary lessees are subject to hotel operating risks, including risks of sustaining operating losses after payment of hotel operating expenses, including management fees. Many of the following factors described in these risk factors can affect adversely the net operating profits of our taxable REIT subsidiary lessees, our operating expenses and our ability to make distributions to our shareholders.

Our debt service obligations could adversely affect our overall operating results, may require us to liquidate our properties, and may jeopardize our tax status as a REIT.

      In the course of our business, we maintain a significant amount of debt outstanding. Although our Board has adopted a policy of limiting the amount of debt we will incur to approximately 45% of our investment in hotel properties, at cost, the Board may change this debt policy at any time without shareholder approval. We and our subsidiaries may be able to incur substantial additional debt, including secured debt, in the future. Our level of debt could subject us to many risks, including the risks that:

•	our cash flow from operations will be insufficient to make required payments of principal and interest;

•	our debt may increase our vulnerability to adverse economic and industry conditions;

•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing cash available for distribution to our shareholders, funds available for operations and capital expenditures, future business opportunities or other purposes;

•	existing debt, including secured debt, may not be refinanced; and

•	the terms of any refinancing will not be as favorable as the terms of our current debt.

      If we violate covenants in our indebtedness agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all.

      If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance this debt through additional debt financing, private or public offerings of debt securities, or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flow, and, consequently, cash available for distribution to our shareholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotels on disadvantageous terms, potentially resulting in losses and adverse effects on cash flow from operating activities. We have pledged substantially all of our hotels to secure our outstanding indebtedness. To the extent we cannot meet our debt service obligations, we risk losing some or all of those assets to foreclosure. Also, covenants applicable to our debt could impair our planned strategies and, if violated, result in a default under our debt obligations. Higher interest rates could increase debt service requirements on our floating rate debt and could reduce the amounts available for distribution to our shareholders, as well as reducing funds available for our operations, future business opportunities or other purposes. We have obtained, and we may obtain in the future, one or more forms of interest rate protection — in the form of swap agreements, interest rate caps contracts, or similar agreements — to “hedge” against the possible negative effects of interest rate fluctuations. However, these techniques involve costs and we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases. Adverse economic conditions could also cause the terms on which we borrow to be unfavorable.

Restrictive covenants in our current or future indebtedness agreements may adversely affect our ability to make distributions to our security holders.

      We have entered, and may enter, indebtedness agreements that contain restrictive covenants with regard to our operations. As of the date of this prospectus, our line of credit contains restrictive covenants. These covenants limit, among other things, our ability to pay dividends or make other restricted payments. Our line of credit maintains certain restrictions regarding capital expenditures and other quarterly financial covenants, including a test for free cash flow for dividend payouts, a fixed charge test and a leverage test. Additionally, these covenants provide that we will not permit the aggregate amount of distributions paid for the four most current fiscal quarters (i) on an unadjusted basis, to exceed 90% of Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts or (ii), after deduction of distributions attributable to stock issued during the most recent of such four quarters, to exceed 100% of certain cash flows, provided that, so long as no event of default exists as a result of a breach of certain financial ratios and tests that we are required to meet, we may pay the minimum amount of distributions as may be necessary to maintain our REIT status under the Code. Our failure to comply with these or other conditions and obligations contained in the line of credit could render us unable to pay required dividends or make redemptions, and could result in an event of default under the line of credit.

Other indebtedness that we may incur in the future may contain financial or other covenants more restrictive than those currently contained in the line of credit.

Our taxable REIT subsidiary lessee structure subjects us to the risk of increased hotel operating expenses, which may adversely affect our return to shareholders.

      Before January 1, 2001, substantially all of our hotels were leased to third parties under our system of operating leases, referred to as percentage leases, providing for the payment of rent based in part on revenues from our hotels. Accordingly, our operating risks were essentially limited to changes in hotel revenues and to our third-party lessees’ ability to pay the rent due under the percentage leases. Currently all of our hotels are leased to our taxable REIT subsidiaries or to subsidiaries of our taxable REIT subsidiaries. Therefore, in addition to the ownership expenses previously borne by us, our taxable REIT subsidiary lessees are now subject to the risks of increased hotel operating expenses for all of our hotels, including but not limited to the following:

•	wage and benefit costs;

•	repair and maintenance expenses;

•	energy costs, which have increased significantly in recent years;

•	the costs of liability insurance; and

•	other operating expenses.

      Any increases in these operating expenses can have a significant adverse impact on our earnings and cash flow and our distributions to shareholders.

      Our taxable REIT subsidiary lessees have incurred substantial losses to date after paying all hotel operating expenses, management fees and rent to us and these losses may continue.

Our returns depend on management of our hotels by third parties, and ineffective or poor management could result in losses to our shareholders.

      In order to qualify as a REIT, we cannot operate any hotel or participate in the decisions affecting the daily operations of any hotel. REITs are permitted to lease their hotels to wholly owned lessees such as our taxable REIT subsidiary lessees. Our taxable REIT subsidiary lessees may not operate the leased hotels and, therefore, they must enter into management agreements with third-party eligible independent contractors which will manage the hotels. Thus, third-party operators, under a management agreement with one of our taxable REIT subsidiary lessees, control the daily operations of each of our hotels.

      Under the terms of the management agreements, our ability to participate in operating decisions regarding the hotels is limited. We depend on these third-party management companies to adequately operate our hotels as provided in the management agreements. We do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with a taxable REIT subsidiary lessee, and then only to the extent of the remedies provided for under the terms of the management agreement. Additionally, in the event that we need to replace any of our management companies, we may experience significant disruptions at our hotels and in our operations generally. Problems with our third party managers could thus result in losses to our shareholders.

If certain of our hotel managers defaulted on their obligations to provide minimum net operating income to us on 18 of our hotels, net income from these hotels would decrease substantially and our results of operations would be adversely affected.

      We have entered into management agreements with subsidiaries of Prime Hospitality Corporation, which are structured so that no management fee is payable by our taxable REIT subsidiary lessees until the taxable REIT subsidiary lessees have achieved minimum levels of net operating income at each of our 18 AmeriSuites® hotels managed by Prime’s subsidiaries. The management agreements specify a net operating income threshold for each of these hotels. If one of these hotels fails to generate net operating income sufficient to reach the threshold, Prime’s subsidiaries are required under the management agreement to contribute 25% of the shortfall in net operating income to our taxable REIT subsidiary. Additionally, the management agreements obligate Prime subsidiaries to contribute such amounts as are necessary to cover any shortfalls based on a predetermined and contractual threshold of base rent payable to us. Shortfall contributions by these Prime subsidiaries to our Company totaled $4.7 million in 2003 and $3.6 million in 2002, and are recorded as a reduction of base management fees, which are included as a component of direct hotel expenses in our consolidated statements of operations. If the Prime subsidiaries defaulted on their obligations to make these shortfall contributions when required, net income from our AmeriSuites® hotels would decrease substantially and our results of operations would be adversely affected. These contribution payments are not secured or guaranteed by Prime, the parent company, and any recourse we have to the Prime subsidiaries may not be sufficient to recover, in part or in full, amounts due under the shortfall contribution obligations.

      These minimum net operating income agreements are set to expire at various times in 2007 and 2008, and were not extended in our May 2003 negotiations with Prime’s subsidiaries. We also do not contemplate being able to enter into minimum net operating income agreements with other parties. Accordingly, after the expirations of these agreements, net income from our AmeriSuites® hotels may decrease substantially and our results of operations could be adversely affected.

Recently enacted and proposed changes in securities laws and regulations may increase our costs.

      The Sarbanes-Oxley Act of 2002 that became law in July 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the New York Stock Exchange, have required, and will require, changes to some of our accounting and corporate governance practices, including preparation of a report on our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002. We expect these new rules and regulations will increase our accounting, legal and other costs, and divert management resources from our core business operations. We also expect that these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These new rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our audit committee.

We may have difficulty implementing in a timely manner the internal controls necessary to allow our management to report on the effectiveness of our internal controls, and these reports may not reveal all material weaknesses or significant deficiencies with our internal controls or those of our independent management companies.

      Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish an internal controls report of management’s assessment of the design and effectiveness of our internal controls as part of our Annual Report on Form 10-K beginning with the fiscal year ended December 31, 2004. Our auditors will then be required to attest to, and report on, management’s assessment. In order to issue our report, our management must document both the design for our internal controls and the testing processes that support management’s evaluation and conclusion. Our management has started the necessary processes and procedures for issuing its report on our internal controls. At the same time, this documentation and testing must be completed for each of our individual independent management companies by the management of those companies. We understand that each of our significant management companies intend to deliver to us a Statement of Auditing Standards (SAS) 70 Type 2 report regarding the design and effectiveness of their internal control environment, upon which we and our auditors will rely. There can be no assurance that we or our management companies will be able to complete the work necessary for our management to issue its management report in a timely manner, or that our management will be able to report that our internal controls are effective. We also have no assurance that testing by us and our management companies will reveal all material weaknesses or significant deficiencies in our internal controls or those of our management companies. Material weaknesses or significant deficiencies in our internal controls or those of our management companies could have a material adverse effect on our results of operations and our ability to make distributions to our shareholders.

      Additionally, upon the completion of our testing and documentation, certain deficiencies may be discovered that will require remediation. This remediation may require implementing additional controls, the costs of which could have a material adverse effect on our results of operations and our ability to make distributions to our shareholders.

Our inability to obtain financing could limit our growth.

      Internal growth, which includes periodic capital expenditures and renovation of our hotels to achieve improved revenue performance, along with external growth, in the form of acquisitions, are both important parts of our strategy. We may not be able to fund growth solely from cash provided from our operating activities because we must distribute at least 90% of our REIT taxable income each year to maintain our REIT tax status. Consequently, we rely upon the availability of debt or equity capital to fund hotel acquisitions and improvements. As a result, our ability to fund capital expenditures, acquisitions or hotel development through retained earnings is very limited. Our ability to grow through acquisitions or development of hotels will be limited if we cannot obtain satisfactory debt or equity financing.

      Our ability to raise additional equity or debt capital will depend on market conditions. Neither our charter nor our bylaws limits the amount of debt that we can incur. Our Board has adopted a policy that limits our outstanding indebtedness to approximately 45% of our investment in hotel properties, at cost. Our Board can modify this debt limitation policy at any time without shareholder approval. However, we cannot assure you that we will be able to obtain additional equity or debt financing or that we will be able to obtain such financing on favorable terms.

We may not be able to sell our hotels on favorable terms.

      We may decide to sell hotels in the future. We cannot assure you that the market value of our hotels will not decrease in the future. We may not be able to sell our hotels on favorable terms, or such hotels may be sold at a loss.

Our ability to make distributions to our shareholders may be affected by factors in the hotel industry that are beyond our control.

Operating Risks

      Our hotels are subject to various operating risks found throughout the hotel industry. Many of these risks are beyond our control. These include, among other things, the following:

•	competition from other hotels that compete with our hotel properties in their geographic markets;

•	over-building of hotels in our markets, which adversely affects occupancy and revenues at our hotels;

•	dependence on business and commercial travelers and tourism;

•	increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

•	adverse effects of general, regional and local economic conditions;

•	adverse effects of a downturn in the hotel industry; and

•	risks generally associated with the ownership of hotels and real estate, as we discuss in more detail below.

      These factors could reduce the net operating profits of our taxable REIT subsidiary lessees, which in turn could adversely affect our ability to make distributions to our shareholders.

Competition for Guests

      The upscale extended stay, all-suite and midscale segments of the hotel industry are highly competitive. Our hotels compete on the basis of location, room rates and quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in our market segments, and many of them have substantially greater marketing and financial resources than our managers or us. New hotels are always being constructed and opening, and these additions to supply create new competitors, in some cases without corresponding increases in demand for hotel rooms. The result in some cases may be lower revenue, which would result in lower cash available for distribution to shareholders.

Competition for Acquisitions

      We compete for investment opportunities with entities that have substantially greater financial resources than us. These entities generally may be able to accept more risk than we can manage wisely. This competition may generally limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

Seasonality of Hotel Business

      The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our quarterly earnings may be adversely affected by factors outside our control, including bad weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowing in order to offset these fluctuations in revenues and to make distributions to our shareholders.

Investment Concentration in Particular Segments of Single Industry

      Our entire business is hotel-related. Our investment strategy in the past has been to acquire interests in upscale extended stay, all-suite and midscale hotel properties. Therefore, a downturn in the hotel industry, in general, and the segments in which we operate, in particular, will have a material adverse effect on our results of operations and amounts available for distribution to our shareholders.

Capital Expenditures

      Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels also require periodic capital improvements as a condition of keeping the franchise licenses. In addition, our lenders require that we set aside annual amounts for capital improvements to our hotels. The costs of all of these capital improvements could adversely affect our financial condition and amounts available for distribution to our shareholders. These renovations may give rise to the following risks:

•	possible environmental problems;

•	construction cost overruns and delays;

•	a possible shortage of available cash to fund renovations and the related possibility that financing for these renovations may not be available to us on affordable terms, or at all; and

•	uncertainties as to market demand or a loss of market demand after renovations have begun.

The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability.

      Some of our hotel rooms will be booked through Internet travel intermediaries such as Travelocity.com, Expedia.com and Priceline.com. As these Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from us and our management companies. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. These agencies hope that consumers will eventually develop brand loyalties to their reservations system rather than to our lodging brands. Although most of the business for our hotels is expected to be derived from traditional channels, if the amount of sales made through Internet intermediaries increases significantly, room revenues may flatten or decrease and our profitability may be adversely affected.

Operating our hotels under franchise agreements could adversely affect our distributions to our shareholders.

      Our hotels operate under franchise agreements, which require us to pay franchise fees and other costs, and we are subject to the risks that are found in concentrating our hotel investments in several franchise brands. These risks include reductions in business following negative publicity related to one of our brands.

      The maintenance of the franchise licenses for our hotels is subject to our franchisors’ operating standards and other terms and conditions. Our franchisors periodically inspect our hotels to ensure that we and our lessees and management companies follow their standards. Failure by us, one of our taxable REIT subsidiary lessees or one of our management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled.

      If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination payment, which varies by franchisor and by hotel. As a condition of our continued holding of a franchise license, a franchisor could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a franchise license if we do not make franchisor-required capital expenditures. If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A taxable REIT subsidiary lessee’s loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely affect our financial condition, results of operations and cash available for distribution to shareholders.

We depend on our key personnel.

      We depend on the efforts and expertise of our Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Executive Vice President of Development, Senior Vice President of Asset

Management and Controller to manage our day-to-day operations and strategic business direction. The loss of any of their services could have an adverse effect on our operations.

General Risks of Investing in Real Estate and Hotels

Investment risks in the real estate industry generally may adversely affect our ability to make distributions to our shareholders.

      Our investments in hotels are subject to varying degrees of risk that generally arise from the ownership of real property. The underlying value of our real estate investments and our income and ability to make distributions to our shareholders depend upon the ability of our management companies to operate our hotels so as to maintain or increase room revenues and control operating expenses. Both income from our hotels and our ability to make distributions to our shareholders may be adversely affected by changes beyond our control and our taxable REIT subsidiary lessees’ control, including the following:

•	civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	changes in traffic patterns and neighborhood characteristics;

•	the potential for uninsured or underinsured property losses;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in real property tax rates and other operating expenses;

•	the relative illiquidity of real estate investments; and

•	other circumstances beyond our control.

Uninsured and Underinsured Losses

      We maintain comprehensive insurance on each of our hotels, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by hotel owners. There are no assurances that current coverage will continue to be available at reasonable rates. Various types of catastrophic losses, like earthquakes and floods, losses from foreign terrorist activities such as those on September 11, 2001 or losses from domestic terrorist activities such as the Oklahoma City bombing on April 19, 1995, may not be economically insurable for us. We have been informed by our carriers that our properties are not insured under our current “all-risk” policies against acts of domestic or foreign terrorism. Several of our lenders have required, and other of our lenders may require, that we carry foreign terrorism-specific insurance. We purchased foreign terrorism-specific insurance as provided under the U.S. federal government program covering all of our properties effective March 31, 2003. We have been informed by our lenders that our current coverage satisfies our lenders’ insurance requirements, but we have no assurances that our lenders will not require additional coverage in the future. We also purchased domestic terrorism insurance for certain of our hotel properties effective March 31, 2003.

      In the future, we may not be able to obtain foreign or domestic terrorism insurance with policy limits and terms (including deductibles) that satisfy us or our lenders, or to obtain this insurance at an economically justifiable price. If we cannot satisfy a lender’s insurance requirements in any respect, including but not limited to terrorism coverage, the lender could declare a default. Depending on our access to capital, liquidity and the value of the properties securing the affected loan in relation to the balance of the loan, a default could have a material adverse effect on our results of operations and ability to obtain future financing.

      In the event of a substantial loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

Noncompliance with governmental regulations could adversely affect our operating results.

Environmental Matters

      Our hotel properties are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require the owner of a contaminated property to clean up the property, even if the owner did not know of or was not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, like a landfill or an incinerator, to pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. A person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property.

      Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. One example is laws that require a business using chemicals to manage them carefully and to notify local officials that the chemicals are being used.

      We could be responsible for the costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our shareholders. To determine whether any costs of this nature might be required, we commissioned studies — called Phase I environmental site assessments, or ESAs — before we acquired our hotels. We obtained the Phase I ESAs to help us identify whether we might be responsible for cleanup costs or other costs in connection with our hotels. The Phase I ESAs on our hotels did not reveal any environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity. However, Phase I ESAs do not always identify all potential problems and sometimes do not identify all potential environmental liabilities.

      As a result, we may have material environmental liabilities of which we are unaware. We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities, or (2) the current environmental condition of our hotels will not be affected by the condition of the properties in the vicinity of our hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

      Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations and ability to make distributions to our shareholders could be adversely affected.

Increases in our property taxes can adversely affect our ability to make distributions to our shareholders.

      Each of our hotels is subject to real and personal property taxes. These taxes on our hotel properties may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our ability to make distributions to our shareholders would be adversely affected.

Risks Related to Our Structure

The ability of our Board to change our major corporate policies may not be in your interest.

      Our Board determines our major corporate policies, including our acquisition, financing, growth, operations and distribution policies and our policy of limiting our debt to approximately 45% of our investment in hotel properties, at cost. Our Board may amend or revise these and other policies from time to time without the vote or consent of our shareholders.

Provisions of our charter and Tennessee law may limit the ability of a third party to acquire control of us.

Ownership Limitation

      Our charter provides that no person may directly or indirectly own more than 9.9% of our common stock or any series of our preferred stock. We refer to this limitation as the “Ownership Limitation.” This limitation may prevent an acquisition of control of us by a third party without our Board’s approval, even if our shareholders believe the change of control is in their interest.

Staggered Board of Directors

      Under our charter, our Board has three classes of directors. Directors for each class are elected for a three-year term. The staggered terms of our directors may adversely affect the ability to change control of our Company, even if shareholders believe a change of control is in their interest. This staggered-board feature may also discourage offers or other bids being made for our capital stock at a premium over the market price.

Authority to Issue Preferred Stock

      Our charter authorizes our Board to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. Future issuances of shares of preferred stock may have the effect of delaying or preventing a change in control of our Company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

Tennessee Anti-Takeover Statutes

      As a Tennessee corporation, we are subject to various anti-takeover laws found in Chapter 103 of Title 48 of the Tennessee Code. These laws place restrictions and require compliance with various procedures designed to protect the shareholders of Tennessee corporations against unfair or coercive mergers and acquisitions. These restrictions and procedural requirements may discourage takeover offers for, or changes in control of our Company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

Risks Related to Our Tax Status

Our failure to qualify as a REIT under the federal tax laws will result in adverse tax consequences, which could adversely affect our return to shareholders.

The federal income tax laws governing REITs are complex.

      We have operated and intend to continue to operate in a manner that is intended to qualify us as a REIT under the federal income tax laws. The REIT qualification requirements are extremely complex, however, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we have been or will continue to be successful in operating so we can continue to qualify as a REIT. At any time, new laws, interpretations, or court decisions may change the federal tax laws or the federal income tax consequences of our qualification as a REIT.

Failure to make required distributions would subject us to tax.

      In order to qualify as a REIT, each year we must pay out to our shareholders in distributions at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws. Substantially all of the funds necessary to make these distributions comes from distributions that we receive from Equity Inns Partnership, L.P. through its general partner and our wholly owned subsidiary, Equity Inns Trust. Accordingly, we may be required to borrow money or sell assets to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in a particular year. This risk may be intensified because our current indebtedness restricts our ability to borrow money and sell assets, even if necessary to make distributions to maintain our REIT status.

Failure to qualify as a REIT would subject us to federal income tax.

      If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income. We might need to borrow money or sell hotels in order to pay any such tax. If we cease to be a REIT, we no longer would be required to distribute most of our taxable income to our shareholders. Unless the federal income tax laws excused our failure to qualify as a REIT, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

The formation of our taxable REIT subsidiary lessees may increase our overall tax liability.

      Effective January 1, 2001, we formed our taxable REIT subsidiary lessees and caused them to enter into Percentage Leases with respect to our hotels, all of which are now leased to our taxable REIT subsidiary lessees or their subsidiaries. The taxable REIT subsidiary lessees are subject to federal and state income tax on their taxable income, which consists of the revenues from the hotels leased by the taxable REIT subsidiary lessees, net of the operating expenses for such hotels and rent payments to us. Accordingly, although the formation of our taxable REIT subsidiary lessees allows us to participate in the operating income from our hotels in addition to receiving rent, that operating income is fully subject to income tax. The after-tax net income of the taxable REIT subsidiary lessees is available for distribution to us as dividends.

      We will incur a 100% excise tax on transactions with our taxable REIT subsidiary lessees that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by the taxable REIT subsidiary lessee to us exceeds an arm’s-length rental amount, such amount potentially will be subject to the excise tax.

Our ownership limitation may restrict or prevent you from engaging in certain transfers of our stock.

      In order to maintain our REIT qualification, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include various kinds of entities) during the last half of any taxable year. To preserve our REIT qualification, our charter contains the Ownership Limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or any series of our preferred stock by any person, subject to several exceptions. Generally, any shares of our capital stock owned by affiliated owners will be added together for purposes of the Ownership Limitation.

      If anyone transfers shares in a way that would violate the Ownership Limitation or prevent us from continuing to qualify as a REIT under the federal income tax laws, we will consider the transfer to be null and void from the outset, and the intended transferee of those shares will be deemed never to have owned the shares. Those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the Ownership Limitation. Anyone who acquires shares in violation of the Ownership Limitation or the other restrictions on transfer in our charter bears the risk of suffering a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

Recent changes in the taxation of corporate dividends may adversely affect the value of our stock.

      The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was enacted into law on May 28, 2003, among other things, generally reduces to 15% the maximum marginal rate of tax payable by most domestic noncorporate taxpayers on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to most domestic noncorporate taxpayers by a REIT on its stock, except for certain limited amounts. This legislation could cause domestic noncorporate investors to view the stock of regular C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because the dividends from regular C corporations will generally be taxed at a lower rate while dividends from REITs will generally be taxed at the same rate as the investor’s other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our stock in particular, either in terms of price or relative to other investments.

Risks Related to an Offering of Our Capital Stock

The market price of our equity securities may vary substantially.

      The trading prices of equity securities issued by REITs have historically been affected by changes in market interest rates. One of the factors that may influence the price of our common stock or preferred stock in public trading markets is the annual yield from distributions on our common stock or preferred stock as compared to yields on other financial instruments. An increase in market interest rates, or a decrease in our distributions to shareholders, may lead prospective purchasers of our shares to demand a higher annual yield, which could reduce the market price of our equity securities.

      Other factors that could affect the market price of our equity securities include the following:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in market valuations of companies in the hotel or real estate industries;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	issuances of common stock or other securities in the future;

•	the addition or departure of key personnel; and

•	announcements by us or our competitors of acquisitions, investments or strategic alliances.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2004, and for each of the last five fiscal years.

	Six Months	Year Ended December 31,
	Ended June 30,
	2004	2003		2002	2001	2000	1999

Ratio of earnings to fixed charges	1.18	0.97	(1)	1.00	1.21	1.56	1.97
Ratio of earnings to combined fixed charges and preferred stock dividends	0.93	0.79		0.82	1.01	1.31	1.61

(1)	For the year ended December 31, 2003, fixed charges exceeded earnings by approximately $1,012,000.

      We computed the consolidated ratio of earnings to combined fixed charges and preferred stock distributions and the consolidated ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of computing this ratio, earnings have been calculated by adding fixed charges to income before minority interests. Fixed charges consist of interest expense and amortization of loan origination fees.

USE OF PROCEEDS

      Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate and working capital purposes. These purposes may include repayment of indebtedness, the improvement of our hotel properties and the acquisition of more hotel properties.

DESCRIPTION OF CAPITAL STOCK

      Under our charter, the total number of shares of all classes of stock that we are authorized to issue is 110,000,000, consisting of 100,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of preferred stock, $0.01 par value per share. The description of our capital stock set forth below describes certain general terms and provisions of the capital stock. The following description does not purport to be complete and is qualified in its entirety by reference to our charter and our bylaws. We incorporate our charter and bylaws into this prospectus by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

      Subject to our charter’s provisions described below under “Charter and Bylaw Provisions — Restrictions on Ownership and Transfer,” the holders of our common stock are entitled to one vote per share on all matters voted on by our shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by our Board regarding any series of preferred stock, the holders of shares of our common stock exclusively possess all voting power of our Company. Our charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of our common stock are entitled to such dividends as may be declared from time to time by our Board from funds available for that purpose. On our Company’s liquidation, the holders of our common stock are entitled to receive on a proportionate basis all of our assets available for distribution to these holders. All outstanding shares of common stock are fully paid and nonassessable. The holders of all outstanding shares of our common stock have no preemptive rights.

      The transfer agent and registrar for our common stock is SunTrust Bank. Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “ENN.”

Preferred Stock

      Our Board is authorized to issue shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the designation, powers, preferences and rights of each such series as well as the qualifications, limitations or restrictions. Because our Board has the power to establish the preferences and rights of each class or series of preferred stock, our Board may provide the holders of any series or class of preferred stock with preferences, powers and rights, voting or otherwise, that are senior to the rights of holders of common stock. The issuance of preferred stock could effectively delay or prevent a change in control of our Company. See “Risk Factors — Risks Related to Our Structure.”

      Unless otherwise specified in the prospectus supplement relating to a particular series of preferred shares, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to the common stock.

      The applicable prospectus supplement will describe each of the following terms that may be applicable in respect of any shares of preferred stock offered and issued pursuant to this prospectus:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any maturity date;

•	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

•	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	any rights to convert the shares of preferred stock into other securities or rights, including a description of the securities or rights into which such shares of preferred stock are convertible (which may include other shares of preferred stock) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

•	the place or places where dividends and other payments with respect to the shares of preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

Series B Preferred Stock

      The following summary of the terms and provisions of our Series B preferred stock does not purport to be complete and is wholly qualified by reference to our charter and the articles of amendment to our charter establishing the Series B preferred stock which we refer to herein as the Designating Amendment. The Series B preferred stock is the only series of preferred stock that we have currently issued and is traded on the NYSE under the symbol “ENN PrB”. The transfer agent for our Series B preferred stock is SunTrust Bank.

General

      In August 2003, we issued 3,162,500 shares of Series B preferred stock, and in October 2003, we issued an additional 287,500 shares of Series B preferred stock. Upon the closing of each of these sales of Series B preferred stock, we transferred the net proceeds of the sale to Equity Inns Partnership, L.P. In exchange for this transfer, we received 8.75% Series B preferred units in Equity Inns Partnership, L.P. The economic terms of this series of partnership units are substantially identical to the Series B preferred stock. Equity Inns Partnership, L.P. is required to make all required distributions on the Series B preferred units (which mirror the payments of distributions, including accrued and unpaid distributions upon redemption, and of the liquidation preference amount of the Series B preferred stock) before any distribution of cash or assets to the holders of the common units of limited partnership interest or to the holders of any other interests in Equity Inns Partnership, L.P., other than any other series of preferred partnership units ranking senior to or on a parity with the Series B preferred units as to distributions and/or liquidation rights, and except for distributions required to enable us to maintain our REIT qualification under the Code.

Ranking

      As to dividend rights and rights upon liquidation, dissolution or winding up of the Company, the Series B preferred stock ranks (a) prior or senior to any class or series of our common stock and any other class or series of our equity securities, if the holders of Series B preferred stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series (“Junior Stock”); (b) on a parity with any class or series of our equity securities if, under the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series B preferred stock shall be entitled to receive dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Stock”); (c) junior to any class or series of our equity securities if, under the specific terms of such class or series, the holders of such class or series shall be entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series B preferred stock (“Senior Stock”); and (d) junior to all existing and future indebtedness of our Company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series B preferred stock before conversion.

Dividends

      Holders of our Series B preferred stock are entitled to receive, when and as declared by the Board, out of funds of our Company legally available for payment, cash dividends at the rate of 8.75% per annum of the $25 per share liquidation preference (equivalent to $2.1875 per annum per share). These dividends are cumulative from the date of original issue, whether or not in any dividend period or periods (i) these dividends are declared, (ii) funds shall be legally available for the payment of these dividends or (iii) any of our agreements prohibit payment of these dividends. Holders of Series B preferred stock shall not be entitled to receive any dividends in excess of cumulative dividends on the Series B preferred stock.

      When dividends are not paid in full upon the Series B preferred stock or any other class or series of Parity Stock or a sum sufficient for such payment is not set apart, all dividends declared upon the Series B preferred stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series B preferred stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on the Series B preferred stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by our Company as to any class or series of Parity Stock. Unless full cumulative dividends on the Series B preferred stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set apart for payment by our Company as to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration (except by conversion or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the above, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our REIT qualification.

      If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series B preferred stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series B preferred stock for the year bears to the Total Dividends. We may elect to retain and pay income tax on our net long-term capital gains.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, before we make or set apart any payment or distribution for the holders of any shares of Junior Stock, the holders of shares of Series B preferred stock will be entitled to receive a liquidation preference of $25 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to these holders. Until the holders of our Series B preferred stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of our Company. If upon any liquidation, dissolution or winding up of our Company, the assets of our Company, or proceeds thereof, distributable among the holders of our Series B preferred stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Stock, then these assets, or the proceeds thereof, shall be distributed among the holders of our Series B preferred stock and any other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series B preferred stock and any other Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of our Company does not include a consolidation or merger of our Company with one or more corporations, a sale or transfer of all or substantially all of our Company’s assets, or a statutory share exchange.

      Upon any liquidation, dissolution or winding up of our Company, after payment has been made in full to the holders of our Series B preferred stock and any Parity Stock, any other series or class or classes of Junior Stock will be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B preferred stock and any Parity Stock shall not be entitled to share therein.

Redemption

      Shares of our Series B preferred stock are redeemable by us after August 10, 2008 and in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described below in “Charter and Bylaw Provisions — Restrictions on Transfer.” On and after August 11, 2008, we may redeem shares of our Series B preferred stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption.

      Subject to applicable law and the limitation on purchases when dividends on our Series B preferred stock are in arrears, we may, at any time, periodically purchase shares of our series B preferred stock in the open market by tender or by private agreement.

Voting Rights

      Holders of our Series B preferred stock will have no voting rights except as set forth below or as otherwise from time to time required by law.

      If and whenever distributions on any shares of our Series B preferred stock or any series or class of Parity Stock are in arrears for six or more quarterly periods (whether or not consecutive), the number of directors constituting the Board at such time shall be increased by two and the holders of the shares of our Series B preferred stock (voting together as a single class with all other shares of Parity Stock of any other class or series which is entitled to similar voting rights, which we refer to herein as the “Voting Preferred Stock” will be entitled to vote for the election of two additional directors of our Company at any annual meeting of shareholders or at a special meeting of the holders of our Series B preferred stock and of the Voting Preferred Stock called for that purpose upon the request of any holder of record of shares of Series B preferred stock. Whenever dividends in arrears on outstanding shares of the Series B preferred stock and the Voting Preferred Stock have been paid and dividends on those shares for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of our Series B preferred stock to elect an additional two directors will cease and the terms of office of such directors shall terminate and the number of directors constituting the Board will be reduced accordingly.

      The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of our Series B preferred stock and the holders of all other classes or series of preferred stock entitled to vote on such matters, voting as a single class, will be required to (i) authorize the creation of, the increase in the authorized amount of, or issuance of any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock or (ii) amend, alter or repeal any provision of, or add any provision to, our charter, including the Designating Amendment, or the bylaws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series B preferred stock. The amendment of our charter to authorize, create, or to increase the authorized amount of Junior Stock or any shares of any class of Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B preferred stock. No such vote of the holders Series B preferred stock as described above shall be required if provision is made to redeem all shares of Series B preferred stock at or before the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible security is to be made, as the case may be.

      As to the exercise of the above-described voting rights, each share of Series B preferred stock shall have one (1) vote per share. The only exception shall be that when any other class or series of preferred stock shall have the right to vote with the Series B preferred stock as a single class, then the Series B preferred stock and such other class or series shall have one quarter of one (0.25) vote per $25 of stated liquidation preference.

      In addition, under Tennessee law, the Series B preferred stock will be entitled to vote as a separate voting group if the Series B preferred stock is affected by certain charter amendments, whether made by filing articles of amendment or by a merger or share exchange. In particular, if a proposed amendment to the charter requires shareholder action, a separate class or series of shares will be entitled to vote as a separate voting group on any amendment that would: (i) increase or decrease the aggregate number of authorized shares of that class; (ii) effect an exchange or reclassification of all or part of the shares of the class into shares of another class; (iii) effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another class into shares of the class; (iv) change the designation, rights, preferences, or limitations of any shares of the class; (v) change the shares of all or part of the class into a different number of shares of the same class; (vi) create a new class or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of the class, or increase the rights, preferences or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

(vii) limit or deny an existing preemptive right of all or part of the shares of the class, if any; (viii) authorize the issuance as a share dividend of shares of such class in respect of shares of another class; (ix) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on any shares of that class; or (x) change the corporation into a non-profit corporation or a cooperative organization. If a proposed amendment would affect a series or class of shares in one or more of the ways described in this paragraph, the shares of that series or class are entitled to vote as a separate voting group on the proposed amendment. These mandatory voting rights apply regardless of whether the change is favorable or unfavorable to the affected series or class. A mandatory voting right also is given to a class or series of shares for approval of a share dividend payable in the shares of that class or series on the shares of another class or series. Unless our charter, our bylaws, or our Board requires a higher vote, the vote required within each voting group will be a majority of shares actually cast at a meeting at which a quorum is present. The only exception shall be that if the proposed amendment creates dissenters’ rights for any voting group, the vote required within that voting group will be a majority of the total votes in that voting group entitled to be cast on the amendment.

      The voting provisions discussed above will not apply if, at or before the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B preferred stock has been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Conversion

      The Series B preferred stock is not convertible into or exchangeable for any other property or securities of the Company.

DESCRIPTION OF DEPOSITARY SHARES

General

      We may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary named therein, which will be described in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary shares owned by those holders, subject to the obligations of the holders to file various proofs, certificates and other information and to pay various charges and expenses to the depositary.

      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to the obligations of holders to file various proofs, certificates and other information and to pay various charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

      No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

      Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon the holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the surrendered depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by such depositary shares as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

      Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

      From and after the date fixed for redemption, all dividends on the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Preferred Stock

      Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent the preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from gross negligence or willful misconduct of the depositary.

Liquidation Preference

      In the event of the liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

      The depositary shares, as such, are not convertible into common stock or any other securities or property of our Company. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of stock, and we have agreed that upon receipt of the instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

      The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the amendment has been approved by the existing holders of at least 66% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

      The deposit agreement may be terminated by us upon not less than 30 days prior written notice to the depositary if (1) the holders of a majority of the depositary shares representing each class or series of preferred stock affected by such termination consents to the termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipt; or (2) the termination is necessary to preserve our status as a REIT. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	each share of the related preferred stock shall have been converted into securities of our Company not so represented by depositary shares.

Charges of Preferred Stock Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

      The depositary will forward to holders of depositary receipts any reports and communications from our Company which are received by the depositary with respect to the related preferred stock.

      Neither the depositary nor our Company will be liable if it or we are prevented from or delayed in, by law or any circumstances beyond its or our control, performing its or our obligations under the deposit agreement. The obligations of our Company and the depositary under the deposit agreement will be limited to performing duties thereunder in good faith. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

      In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and our Company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

CHARTER AND BYLAW PROVISIONS

Restrictions on Ownership and Transfer

      For our Company to qualify as a REIT under the Code, we must meet certain requirements concerning the ownership of our outstanding stock. Specifically, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, at least 100 persons must be beneficial owners of our stock during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification.” Further, we must meet certain requirements regarding the nature of our gross income in order to qualify as a REIT. One such requirement is that at least 75% of our gross income for each year must consist of “rents from real property” and income from certain other real property investments. The rent received from our lessees will not qualify as “rents from real property,” which likely would result in our loss of REIT status, if any shareholder or group of related or affiliated shareholders of any lessee (other than a taxable REIT subsidiary lessee) directly or constructively owns both 10% or more of our stock and 10% or more of the lessee. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Income Tests.” Because our Board believes that we must continue to qualify as a REIT, our charter limits the ownership and transfer of our stock.

      Our charter contains a provision that provides that, subject to certain specified exceptions, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of any class of our outstanding stock, which we refer to as the “Ownership Limitation.” The Board may, but is not required to, waive the Ownership Limitation if it is presented with satisfactory evidence that such waiver will not jeopardize our REIT status. As a condition of such waiver, the Board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status.

      Any transfer of shares of common stock or preferred stock that would (i) result in any person directly or indirectly owning common stock or preferred stock in excess of the Ownership Limitation, (ii) result in our outstanding stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in our Company being “closely held” within the meaning of Section 856(h) of the Code, or (iv) cause us to directly or constructively own 10% or more of the ownership interests in one of our lessees, within the meaning of Section 856 (d) (2) (B) of the Code, shall be void from the outset, and the intended transferee will acquire no rights in such shares. In addition, these shares will be designated as “Shares-in-Trust” and will be transferred automatically to a share trust. This transfer will be effective on the day before the purported transfer of such shares of common stock or preferred stock. The prohibited owner will be required to submit such number of shares of common stock or preferred stock to us for registration in the name of the share trust. We will designate the share trustee, but the share trustee will not be affiliated with us. The beneficiary will be one or more charitable organizations that we select.

      Shares-in-Trust will remain issued and outstanding shares of common stock or preferred stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The share trust will receive all dividends and distributions on the Shares-in-Trust and will hold these dividends and distributions in trust for the benefit of the beneficiary. The share trustee will vote all Shares-in-Trust. The share trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another share trust and resulting in the redesignation of such common stock or preferred stock as Shares-in-Trust.

      The prohibited owner with respect to Shares-in-Trust will be required to repay to the share trust the amount of any dividends or distributions received by the prohibited owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The prohibited owner generally will receive from the share trustee the lesser of (i) the price per share the prohibited owner paid for the shares of common stock or preferred stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of the transfer) and (ii) the price per share received by the share trustee from the sale of the Shares-in-Trust. Any amounts received by the share trustee in excess of the amounts to be paid to the prohibited owner will be distributed to the beneficiary.

      The Shares-in-Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created the Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market

Price per share on the date that we, or our designee, accept such offer. We will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in the Shares-in-Trust and (ii) the date we determine in good faith that a transfer resulting in the Shares-in-Trust occurred.

      “Market Price” on any date means the average of the “Closing Price” for the five previous consecutive “Trading Days” ending on such date. The “Closing Price” on any date means:

•	the last sale price for the common or preferred stock, or if no sale takes place on that day, the average of the closing bid and asked prices for the stock, as reported on the New York Stock Exchange or another principal national securities exchange on which the stock is listed; or

•	the last quoted price for the common or preferred stock, or if the price is not quoted, the average of the high bid and low asked prices for the stock, as reported by Nasdaq or another principal automated quotations system; or

•	if the common or preferred stock is not listed or quoted on any such exchange or system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the stock selected by our Board.

      “Trading Day” means a day on which the principal national securities exchange on which our shares of common stock or preferred stock are listed or admitted to trading is open for the transaction of business or, if our shares of common stock or preferred stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      Any person who acquires or attempts to acquire shares of common stock or preferred stock in violation of the foregoing restrictions, or any person who owned shares of common stock or preferred stock that were transferred to a share trust, will be required (i) to give us immediate written notice of such event and (ii) to provide us with such other information as we may request in order to determine the effect, if any, of this transfer on our REIT status.

      Our charter requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required under regulations under the Code) of the outstanding shares of common stock and preferred stock, within 30 days after January 1 of each year, to provide us with a written statement or affidavit. This statement or affidavit must provide the name and address of such direct or indirect owner, the number of shares of our stock (including both common stock and any outstanding series of preferred stock) owned directly or indirectly by that owner, and a description of how the shares are held. In addition, each direct or indirect shareholder must provide us with additional information as we may request in order to determine the effect, if any, of such ownership on our REIT status and to ensure compliance with the Ownership Limitation.

      The Ownership Limitation generally will not apply to the acquisition of our stock by an underwriter that participates in a public offering of our stock. In addition, our Board, on receiving a ruling from the IRS or an opinion of counsel and upon such other conditions as our Board may direct, may exempt a person from the Ownership Limitation under certain circumstances. The above-noted restrictions will continue to apply until (i) our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and (ii) we receive the affirmative vote of two-thirds of the number of shares of common stock entitled to vote on such matter at a special meeting of shareholders.

      The Ownership Limitation could delay, defer or prevent a transaction or a change in control of our Company that might involve a premium price for our capital stock or otherwise be in the best interest of our security holders. See “Risk Factors — Risks Related to Our Structure.”

      All certificates representing shares of our common stock or any series of preferred stock will bear a legend referring to the restrictions described above.

Staggered Board of Directors

      Our charter provides that our Board is divided into three classes of directors. The classes serve for staggered three-year terms. The classification of directors will effectively make it more difficult for shareholders to change the composition of our Board. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure continuity and stability of our Company’s management and policies.

      The classification provisions also could have the effect of discouraging a third party from accumulating large blocks of our stock or attempting to obtain control of our Company, even though such an attempt might be beneficial to us and our shareholders.

Number of Directors; Removal; Filling Vacancies

      Our charter and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will consist of not less than three nor more than nine persons, subject to increase or decrease by the affirmative vote of 80% of the members of our entire Board. At all times, a majority of our directors must be independent directors, except that upon the death, removal or resignation of an independent director, this requirement will not apply for 60 days. The holders of our common stock are entitled to vote on the election or removal of directors, with each share entitled to one vote. Our bylaws provide that, subject to any rights of holders of preferred stock, and unless our Board otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, provided that independent directors shall nominate and approve directors to fill the vacancies created by independent directors. Accordingly, our Board could temporarily prevent any shareholder entitled to vote from enlarging our Board and filling the new directorships with such shareholder’s own nominees. Any director so elected will hold office until the next annual meeting of shareholders.

      A director may be removed with or without cause by the affirmative vote of the holders of 75% of the outstanding shares entitled to vote in the election of directors at a special meeting of the shareholders called for the purpose of removing him.

Limitation of Liability; Indemnification

      Our charter provides that, to the maximum extent that Tennessee law in effect from time to time permits limitation of the liability of directors and officers, none of our directors or officers shall be liable to our Company or our shareholders for money damages.

      Our charter provides that we shall, to the fullest extent permitted by Tennessee law, indemnify any director, officer, employee or agent against any expense incurred by such person if the disinterested directors, the shareholders or independent legal counsel determine that such person conducted himself in good faith and (a) reasonably believed, in the case of conduct in his official capacity with us, that his conduct was in our Company’s best interest and in all other cases, that his conduct was at least not opposed to our Company’s best interest and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      Any indemnification that we may make under the provisions of our charter described above shall be paid out of our Company’s assets and shall not be recoverable from the shareholders. We currently purchase director and officer liability insurance to provide a source of funds to pay any indemnification described above. To the extent that the above-noted indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

Amendment

      Our charter may be amended by the affirmative vote of the holders of a majority of the shares of our common stock present at a meeting at which a quorum is present, with the shareholders voting as a class with one vote per share; provided, however, that (i) the charter provision providing for the classification of our Board into three classes may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of our Board or the affirmative vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting separately as a class; (ii) the provisions relating to the limitation on indebtedness may not be amended without an affirmative vote of the holders of a majority of the outstanding shares of common stock; and (iii) our Company cannot take any action intended to terminate our REIT qualification without the approval of the holders of two-thirds of the outstanding shares of common stock. Our bylaws may be amended by our Board or by vote of the holders of a majority of the outstanding shares of our common stock, provided, however,that provisions with respect to the staggered terms of the Board cannot be amended without the affirmative vote of 80% of the members of our entire Board or the holders of 75% of the outstanding shares of capital stock generally entitled to vote in the election of directors, voting separately as a class.

Operations

      Under our charter, we are generally prohibited from engaging in certain activities. These prohibitions include acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Tennessee Anti-Takeover Statutes

      In addition to certain of our charter provisions discussed above, Tennessee has adopted a series of statutes that may discourage takeover attempts or tender offers, including offers or attempts that might result in the payment of a premium over the market price for our capital stock, or that security holders might otherwise consider in their best interest. These statutes are set forth in Chapter 103 of Title 48 of the Tennessee Code.

      Under the Tennessee Investor Protection Act, unless a company’s Board has recommended a takeover offer to its shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year before the proposed takeover offer, may offer to acquire any class of equity securities of an offeree company under a tender offer if, after the acquisition thereof, the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offeree company. However, this prohibition does not apply if the offeror, before making this purchase, has made a public announcement of his intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom he intends to acquire the securities, and has filed with the Tennessee Commissioner of Commerce and Insurance, or TCCI, and with the offeree company a statement signifying such intentions and containing additional information as the Commissioner by rule prescribes. An offeror must provide that any equity securities of an offeree company deposited or tendered under a takeover offer may be withdrawn by or on behalf of an offeree at any time within seven days from the date the takeover offer has become effective following filing with TCCI and the offeree company and public announcement of the terms or after 60 days from the date the takeover offer has become effective. If an offeror makes a takeover offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted on a proportionate basis. If an offeror varies the terms of a takeover offer before its expiration date by increasing the consideration offered to shareholders of the offeree company, the offeror must pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the takeover offer.

      The Tennessee Control Share Acquisition Act provides that “control shares” of a Tennessee corporation acquired in a “control share acquisition” have the same voting rights as all other shares of the same class or series only if approved at an annual or special meeting by the holders of a majority of all shares entitled to vote generally with respect to the election of directors, but excluding shares of stock owned by an acquiring person, officers and employees of the corporation who are also directors. “Control shares” are voting shares of stock which, if aggregated with all of the other shares of stock previously acquired by the person, would entitle the acquiror to exercise or direct the exercise of voting power in electing directors within one of the following ranges of voting power: (A) one-fifth ( 1/5) or more but less than one-third ( 1/3) of all voting power; (B) one-third ( 1/3) or more but less than a majority of all voting power; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon the satisfaction of certain conditions (including an undertaking to pay expenses and deliver a control share acquisition statement to the corporation), may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights to be accorded the control shares acquired or to be acquired in the control share acquisition. If no request for a special meeting of shareholders is made, consideration of the voting rights to be accorded the control shares acquired or to be acquired in the control share acquisition shall be presented at the next annual or special meeting of shareholders. If voting rights are not approved at the shareholders’ meeting, or if the acquiring person does not deliver a control share acquisition statement as permitted by the act, then, subject to certain conditions and limitations, the corporation may redeem all but not less than all of the control shares acquired in a control share acquisition, at any time during the period ending 60 days after the last acquisition of control shares by an acquiring person, from the acquiring person for the fair value of such shares. If a control share acquisition statement is filed, fair value is determined as of the effective date of the vote of the shareholders denying voting rights to the acquiring person or, if no such statement is filed, as of the date of the last acquisition of control shares by the acquiring person without regard to the effect of the denial of voting rights. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all shareholders who have not voted in favor of granting such voting rights to the acquiring person may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights includes consideration of the valuations, future events or transactions bearing upon the corporation’s value to the acquiring shareholder as described in any valuations, projections or estimates made by or on behalf of the acquiring person or his associates. The Tennessee Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction.

      Under the Tennessee Business Combination Act, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years after the date that a shareholder becomes an interested shareholder unless before this date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction (a) (i) complies with all applicable charter and bylaw requirements and (ii) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder, and (b) meets certain fair price criteria. “Business combination” is defined by the statute as being any (i) merger or consolidation; (ii) share exchange; (iii) sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of (A) the aggregate market value of the corporation’s consolidated assets, (B) the aggregate market value of the corporation’s shares, or (C) the corporation’s consolidated net income; (iv) issuance or transfer of shares from the corporation to the interested shareholder; (v) plan of liquidation or dissolution proposed by the interested shareholder; (vi) transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or (vii) financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder. “Interested shareholder” is defined as being (i) any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation who at any time within the five-year period immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding stock of the corporation.

      The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days before the purchase and sale or before the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

DESCRIPTION OF DEBT SECURITIES

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

      The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

      The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

      We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	any limit on the principal amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and

•	the depository;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

      We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

      The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

      The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

      If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

      The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

      Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

      A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

      These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

      We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

      We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

      In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

      Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor indenture trustee.

      In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

      We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

      Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

      Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

      We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

      If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

      The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

      Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

      We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

      All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

      The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Tennessee, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

      The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

      We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

      We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

      Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

      As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

      We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

      For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

      Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

      For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

      If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

      A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

      Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

      A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

      If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

      As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

      If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described herein;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

      In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

      The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

      The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

      The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of our securities. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax considerations that are likely to be material to a holder of our securities. The discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders who are subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions or broker-dealers, tax-exempt organizations, foreign corporations, and persons who are not citizens or residents of the United States.

      The statements in this discussion and the opinion of Hunton & Williams LLP are based on current provisions of the Code, existing, temporary, and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

      We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of Equity Inns

      We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 1994. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

      In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2000 through December 31, 2003, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2004 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

      If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders.

•	We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification” and “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the greater of the amount by which (a) we fail the 75% gross income test or (b) 90% of our total gross income exceeds the sources of our gross income that satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of such required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, to the extent that we make a timely designation of such gain to the shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation that generally is subject to full corporate-level tax), in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition; and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

•	We will incur a 100% excise tax on the excess of certain deductible payments by a “taxable REIT subsidiary” over the payments that would have been made by an unrelated party acting on an arm’s-length basis. For example, in the event that the Internal Revenue Service were to assert successfully that the rents paid to us by our taxable REIT subsidiary lessees exceed the rents that would be charged between two unrelated parties acting at arm’s length, such excess rents would be subject to this 100% excise tax.

Requirements for Qualification

      A REIT is a corporation, trust, or association that meets the following requirements:

1. it is managed by one or more trustees or directors;

2. its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

4. it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5. at least 100 persons are beneficial owners of its shares or ownership certificates;

6. no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include certain entities), during the last half of any taxable year;

7. it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8. it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws applicable to REITs; and

9. it meets certain other qualification tests, described below, regarding the nature of its income and assets.

      We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know (after exercising reasonable diligence) that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. In the case of a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, the beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

      We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of the charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock — Charter and Bylaw Provisions — Restrictions on Ownership and Transfer.”

      A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

      In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of Equity Inns Partnership, L.P. (“Equity Inns Partnership”) and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly (together, the “Partnership Subsidiaries”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

      REITs are permitted to own, directly or indirectly, up to 100% of the stock of one or more taxable REIT subsidiaries beginning on January 1, 2001. A taxable REIT subsidiary is a fully taxable corporation that is permitted to lease hotels meeting certain requirements from the related REIT or the REIT’s affiliates as long as it does not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. We have established several taxable REIT subsidiaries, which currently lease all of our hotels. Effective January 1, 2001, our operating leases with subsidiaries of Interstate Hotels Company were either terminated or assigned, and our taxable REIT subsidiaries became the lessees of such hotels. Effective January 1, 2002, our operating leases with subsidiaries of Prime Hospitality Corp. were terminated and our taxable REIT subsidiaries became the lessees of such hotels. Our taxable REIT subsidiary lessees have engaged third-party management companies to manage all of our hotels. Unlike a REIT, which generally pays no corporate tax if it distributes its income, our taxable REIT subsidiaries are subject to corporate income tax on their taxable income. See “— Taxable REIT Subsidiaries.”

Income Tests

      We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or interests in real property;

•	dividends or other distributions on and gain from the sale of shares in other REITs; and

•	gain from the sale of real estate assets.

      Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of the foregoing. Gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both income tests but is subject to a 100% “prohibited transactions” tax. The following paragraphs discuss the specific application of the gross income tests to us.

      Rents from Real Property. Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a taxable REIT subsidiary.

•	Third, if the tenant is a taxable REIT subsidiary, such taxable REIT subsidiary may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the taxable REIT subsidiary. See “— Taxable REIT Subsidiaries.”

•	Fourth, if the rent attributable to personal property leased in connection with a lease of real property (including our lease of hotels to taxable REIT subsidiaries) is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fifth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through a taxable REIT subsidiary or an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through a taxable REIT subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property.

      Pursuant to percentage leases, our taxable REIT subsidiary lessees lease from Equity Inns Partnership, L.P. and the Partnership Subsidiaries the land, buildings, improvements, furnishings, and equipment comprising the hotels, for terms ranging from 5 to 15 years. The percentage leases provide that the taxable REIT subsidiary lessees are obligated to pay to Equity Inns Partnership, L.P. or the Partnership Subsidiaries (1) the greater of a minimum base rent or percentage rent and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by room revenues for each of the hotels in excess of certain levels. Both base rent and the thresholds in the percentage rent formulas are adjusted for inflation. Base rent accrues and is required to be paid monthly and percentage rent accrues and is required to be paid quarterly.

      Treatment of Taxable REIT Subsidiary Leases as “True Leases.” In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•	the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

      In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•	the service recipient has a significant economic or possessory interest in the property, as evidenced by such key factors as whether (1) the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, (2) the recipient shares the risk that the property will decline in value, (3) the recipient shares in any appreciation in the value of the property, (4) the recipient shares in savings in the property’s operating costs, or (5) the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.

      Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

      We believe that the percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

•	Equity Inns Partnership, L.P. and the Partnership Subsidiaries, on the one hand, and the taxable REIT subsidiary lessees, on the other hand, intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements;

•	the taxable REIT subsidiary lessees have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

•	the taxable REIT subsidiary lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels, other than the cost of maintaining underground utilities and structural elements, and generally dictate how the hotels are operated, maintained, and improved;

•	the taxable REIT subsidiary lessees bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than real estate and personal property taxes;

•	the taxable REIT subsidiary lessees benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

•	the taxable REIT subsidiary lessees generally have indemnified Equity Inns Partnership, L.P. and the Partnership Subsidiaries against all liabilities imposed on Equity Inns Partnership, L.P. and the Partnership Subsidiaries during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels or (2) the taxable REIT subsidiary lessees’ use, management, maintenance, or repair of the hotels;

•	the taxable REIT subsidiary lessees are obligated to pay substantial fixed rent for the period of use of the hotels;

•	the taxable REIT subsidiary lessees stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

•	Equity Inns Partnership, L.P. and the Partnership Subsidiaries cannot use the hotels concurrently to provide significant services to entities unrelated to the taxable REIT subsidiary lessees; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.

      Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that Equity Inns Partnership, L.P. and the Partnership Subsidiaries receive from the lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.

      Percentage Rent Requirements. As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

      More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we have represented that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

      Related Party Rent Rules. Another requirement for qualification of our rent as “rents from real property” (referred to as the “Related Party Rent Rule”) is that we must not own, actually or constructively, 10% or more of the stock of a corporate lessee or 10% or more of the interests in the assets or net profits of a non-corporate lessee (a “related party tenant”) other than one of our taxable REIT subsidiaries. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. All of our hotels are leased to our taxable REIT subsidiary tenants, and therefore the Related Party Rent Rule does not apply to such leases. Moreover, our charter prohibits transfers of our stock that would cause us to own, actually or constructively, 10% or more of the ownership interests in a lessee. Such charter provision is not intended to prevent us from leasing our hotels to taxable REIT subsidiaries. Based on the foregoing, we should never own, actually or constructively, 10% of more of any lessee other than a taxable REIT subsidiary. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not rent any property to a related party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee other than a taxable REIT subsidiary at some future date.

      Taxable REIT Subsidiary Exception to Related Party Rent Rule. The Related Party Rent Rule described above, which treats rents derived from a related person as nonqualifying income to the REIT, does not apply where the REIT (or its affiliate) leases hotels to a taxable REIT subsidiary of the REIT, provided certain requirements are satisfied (the “Taxable REIT Subsidiary Exception”). A taxable REIT subsidiary is a fully taxable corporation as to which the REIT owns, directly or indirectly, all or a portion of its shares. See “— Taxable REIT Subsidiaries.” Both the taxable REIT subsidiary and the REIT must elect for the corporation to be taxed as a taxable REIT subsidiary.

      In order for rents derived from a hotel lease to qualify for the Taxable REIT Subsidiary Exception to the Related Party Rent Rule, the following requirements must be satisfied:

•	The hotels leased to the taxable REIT subsidiary must constitute “qualified lodging facilities.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis. Further, no wagering activities may be conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A qualified lodging facility includes amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

•	The taxable REIT subsidiary cannot directly or indirectly operate or manage any hotel or directly or indirectly provide rights to any brand name under which any hotel is operated.

•	The hotel that is leased to the taxable REIT subsidiary must be operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor,” which means that (i) such person cannot own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the REIT’s shares, (ii) no person or group of persons owning, directly or indirectly (taking into account constructive ownership rules), 35% or more of the REIT’s outstanding shares may own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the ownership interests in the contractor, and (iii) while the statutory language is unclear on this point, the REIT may not be able to derive any income from the contractor or bear the expenses of the contractor, other than expenses of operating the facility under the management contract. Further, the independent contractor (or a person related to the independent contractor) must be actively engaged in the trade or business of operating “qualified lodging facilities” for any person that is not related to us or the taxable REIT subsidiary lessee (an “eligible independent contractor”).

      We formed several entities to act as taxable REIT subsidiary lessees of our hotels. The stock of the holding company for our taxable REIT subsidiary lessees is 100% owned by Equity Inns Partnership, L.P. We made taxable REIT subsidiary elections with respect to such holding company and our taxable REIT subsidiary lessees. A REIT’s ownership of the shares of a taxable REIT subsidiary lessee through a subsidiary partnership, such as Equity Inns Partnership, L.P., should constitute “indirect” ownership of the shares of such entities for purposes of qualifying the entity as a taxable REIT subsidiary. Each of our hotels constitutes a “qualified lodging facility” as to which substantially all of the units are leased on a transient basis. All facilities and amenities included in the hotels are customarily provided by other hotels of comparable size and class, and no wagering activities are conducted at or in connection with our hotels by any person legally engaged in a wagering business. Each of our taxable REIT subsidiaries has engaged third-party hotel managers (the “Managers”) to operate and manage the hotels on behalf of such taxable REIT subsidiaries. To our knowledge, none of the Managers actually or constructively owns more than 35% of our outstanding shares, and no person or group of persons owning 35% or more of our outstanding shares owns, actually or constructively, more than 35% of the ownership interests in any of the Managers. Further, we do not derive any income (in the form of rents, dividends, or otherwise) from any Manager. Thus, we believe that the rents we derive from the taxable REIT subsidiary lessees qualify for the Taxable REIT Subsidiary Exception to the Related Party Rent Rule.

      Rents Attributable to Personal Property. A fourth requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). Prior to January 1, 2001, the personal property ratio was computed based on relative adjusted tax bases instead of fair market values. With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property has not jeopardized and will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.

      Nature of Services Provided to Tenants. A fifth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through a taxable REIT subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property), we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because Equity Inns Partnership, L.P. and the Partnership Subsidiaries do not perform any services other than customary ones for our taxable REIT subsidiary lessees. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for the lessee of the property.

      Effects of Rents on Our REIT Status. If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant, (3) the taxable REIT subsidiary that leases the hotel directly or indirectly manages or operates the hotel, or the Taxable REIT Subsidiary Exception to the Related Party Rule otherwise is not satisfied as to a hotel lease, or (4) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a taxable REIT subsidiary or a qualifying independent contractor, none of the rent from that hotel would qualify as “rents from real property.” In that case, we would fail to qualify as a REIT because we would be unable to satisfy either the 75% or 95% gross income test.

      In addition to the rent, the lessees are required to pay to Equity Inns Partnership, L.P. and the Partnership Subsidiaries certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that Equity Inns Partnership, L.P. and the Partnership Subsidiaries are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.

      Potential 100% Excise Tax on Rents Received From Taxable REIT Subsidiaries in Excess of a Market Rental. A 100% excise tax is imposed on a REIT to the extent that a taxable REIT subsidiary of the REIT has “redetermined deductions” or engages in certain other transactions that generate deductible interest or other expenses for the taxable REIT subsidiary that do not clearly reflect income for federal income tax purposes as between the taxable REIT subsidiary and the REIT. This determination is made by applying the standards of Section 482 of the Code. This tax is intended to ensure that a taxable REIT subsidiary does not pay excessive rents or other deductible amounts that are not arm’s length charges in order to reduce or avoid corporate tax at the taxable REIT subsidiary level. The excise tax is in lieu of an actual reallocation of expenses between the taxable REIT subsidiary and the payee under Section 482 of the Code. Until regulations are issued by the Internal Revenue Service, REITs and their taxable REIT subsidiaries may base their allocations on any reasonable method.

      We believe that the rents paid by our taxable REIT subsidiaries reflect arm’s length, market rents and that the leases provide the opportunity for the taxable REIT subsidiary lessees to earn substantial profits (or incur substantial losses) over the term of the leases, depending on how effectively the Managers of the hotels operate them and other factors. Further, those hotel leases that were acquired by the taxable REIT subsidiaries from former lessees of the hotels were originally negotiated at arm’s length with the lessor and the acquisition of such leases by the taxable REIT subsidiaries was also negotiated at arm’s-length. Nevertheless, the determination of whether rents reflect arm’s length charges is inherently factual, and the Internal Revenue Service has broad discretion under Section 482 of the Code to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. In the event that the Internal Revenue Service were successfully to assert that the rents paid under one or more hotel leases by our taxable REIT subsidiaries do not clearly reflect the income of the taxable REIT subsidiary and Equity Inns, Inc., we would be subject to a 100% excise tax on our share of the portion of the rents determined to be in excess of an arm’s length rent, which could materially and adversely affect the amount of cash available for distribution to our shareholders.

      Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

      Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by us, Equity Inns Partnership, L.P. and the Partnership Subsidiaries is held for sale to customers and that a sale of any such asset would not be in the ordinary course of the owning entity’s business. We will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that Equity Inns Partnership, L.P. and the Partnership Subsidiaries will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

      Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test in the absence of the special foreclosure property rules, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.

      However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

•	which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

      As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

      Hedging Transactions. From time to time, we or Equity Inns Partnership, L.P. may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. To the extent that we or Equity Inns Partnership, L.P. enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we or Equity Inns Partnership, L.P. hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

      Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

      We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Equity Inns,” even if the relief provisions apply, we would incur a 100% tax on (1) the greater of the amount by which (a) we fail the 75% gross income test, or (b) 90% of our total gross income exceeds the sources of our gross income that satisfy the 95% gross income test, multiplied, in either case, by (2) a fraction intended to reflect our profitability.

Asset Tests

      To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

•	Second, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets unless such securities otherwise constitute qualifying assets for purposes of the 75% asset test.

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities unless such securities otherwise constitute qualifying assets for purposes of the 75% asset test.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

•	Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

      For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that certain “straight debt” securities are not treated as “securities” for purposes of the 10% value test (for example, qualifying debt securities of a corporation in which we own no equity interest or of a partnership if we own at least a 20% profits interest in the partnership).

      We believe that the aggregate value of the debt and equity securities that we hold in our taxable REIT subsidiaries is substantially less than 20% of our gross assets. No appraisals have been obtained to support this determination, however, and no complete assurance can be given that the Internal Revenue Service would not assert a contrary view.

      If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

      Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.

      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

      We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

      It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

      Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest, and in some cases penalties, to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

      We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We have complied, and intend to continue to comply, with such requirements.

Failure to Qualify

      If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to most domestic noncorporate shareholders would be taxable at the 15% rate applicable to qualified dividends. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Other Tax Consequences

Tax Aspects of Our Investments in Equity Inns Partnership, L.P. and the Partnership Subsidiaries

      The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in Equity Inns Partnership, L.P. and the Partnership Subsidiaries (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

      Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

      Under the check-the-box regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes, and no Partnership has elected or will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

      A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consisted of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications, gains from the sale or other disposition of real property, interest, and dividends) (the “90% passive income exception”).

      Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or

S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion.

      We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Income Tests” and “— Requirements for Qualification — Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

      Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

      Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

      Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

      Under Equity Inns Partnership, L.P.’s partnership agreement, depreciation or amortization deductions of Equity Inns Partnership, L.P. generally will be allocated among the partners in accordance with their respective interests in Equity Inns Partnership, L.P., except to the extent that Equity Inns Partnership, L.P. is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to Equity Inns Partnership, L.P. will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for federal income tax purposes.

      Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in Equity Inns Partnership, L.P. generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to Equity Inns Partnership, L.P.;

•	increased by our allocable share of Equity Inns Partnership, L.P.’s income and our allocable share of indebtedness of Equity Inns Partnership, L.P.; and

•	reduced, but not below zero, by our allocable share of Equity Inns Partnership, L.P.’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of Equity Inns Partnership, L.P.

      If the allocation of our distributive share of Equity Inns Partnership, L.P.’s loss would reduce the adjusted tax basis of our partnership interest in Equity Inns Partnership, L.P. below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that Equity Inns Partnership, L.P.’s distributions, or any decrease in our share of the indebtedness of Equity Inns Partnership, L.P., which is considered a constructive cash distribution to the partners, would otherwise reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

      Depreciation Deductions Available to Equity Inns Partnership, L.P. To the extent that Equity Inns Partnership, L.P. acquired its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by Equity Inns Partnership, L.P. Equity Inns Partnership, L.P. depreciates such depreciable hotel property for federal income tax purposes under the modified accelerated cost recovery system of depreciation (“MACRS”). Under MACRS, Equity Inns Partnership, L.P. generally depreciates furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, Equity Inns Partnership, L.P. places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. A first-year “bonus” depreciation deduction equal to 50% of the adjusted basis of qualified property is available for qualified property that is placed in service after May 5, 2003. “Qualified property” includes qualified leasehold improvement property and property with a recovery period of less than 20 years, such as furnishings and equipment at our hotels. “Qualified leasehold improvement property” generally includes improvements made to the interior of nonresidential real property that are placed in service more than three years after the date the building was placed in service. Under MACRS, Equity Inns Partnership, L.P. generally depreciates buildings and improvements over a 39-year recovery period using a straight line method and a mid-month convention. Equity Inns Partnership, L.P.’s initial basis in hotels acquired in exchange for units in Equity Inns Partnership, L.P. should be the same as the transferor’s basis in such hotels on the date of acquisition by Equity Inns Partnership, L.P. Although the law is not entirely clear, Equity Inns Partnership, L.P. generally depreciates such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Equity Inns Partnership, L.P.’s tax depreciation deductions are allocated among the partners in accordance with their respective interests in Equity Inns Partnership, L.P., except to the extent that Equity Inns Partnership, L.P. is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property

      Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

      Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Taxable REIT Subsidiaries

      As described above, we may own, directly or indirectly, up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation. A taxable REIT subsidiary may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. We and our corporate subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. A corporation of which a qualifying taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of our assets may consist of securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of our assets may consist of the securities of taxable REIT subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

      A taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. Rents received by us from a taxable REIT subsidiary will qualify as “rents from real property” as long as the leased property constitutes a “qualified lodging facility” that is operated on behalf of the taxable REIT subsidiary by a person (an “eligible independent contractor”) who satisfies the following requirements:

•	such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the taxable REIT subsidiary;

•	such person does not own, directly or indirectly, more than 35% of our stock;

•	no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

•	we do not directly or indirectly derive any income from such person.

      A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

      The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by a taxable REIT subsidiary to us exceeds an arm’s-length rental amount, such amount potentially will be subject to the excise tax.

      We formed several taxable REIT subsidiaries as of January 1, 2001 to lease our hotels. Our taxable REIT subsidiaries have engaged independent third-party hotel managers to operate the related hotels on behalf of such taxable REIT subsidiaries. Moreover, we have represented that, with respect to properties that we lease to our taxable REIT subsidiaries in the future, each such taxable REIT subsidiary will engage an “eligible independent contractor” to manage and operate the hotels leased by such taxable REIT subsidiary. Furthermore, we believe that all transactions between us and our taxable REIT subsidiaries are conducted on an arm’s-length basis.

State and Local Taxes

      We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

PLAN OF DISTRIBUTION

      We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

      As may be required by law, we will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Agents

      We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

      We may engage Cantor Fitzgerald & Co. and/or Brinson Patrick Securities Corporation to act as our agent (each, an “Offering Agent”) for one or more offerings, from time to time, of our common stock. If we reach agreement with an Offering Agent with respect to a specific offering, including the number of shares of common stock and any minimum price below which sales may not be made, then the Offering Agent will try to sell such common stock on the agreed terms. The Offering Agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. At-the-market offerings under the registration statement to which this prospectus relates, in the aggregate, may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part. The Offering Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at-the-market” offering, and the compensation of the Offering Agent will be deemed to be underwriting commissions or discounts.

      These sales, if any, will be made pursuant to the terms of a sales agreement, forms of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

      We have agreed to provide indemnification and contribution to Cantor Fitzgerald and Brinson Patrick against certain liabilities under the Securities Act.

Underwriters

      If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

      We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

      Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

      Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

OTHER MATTERS

Legal

      The legality of any securities offered hereby will be passed upon for us by Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in a prospectus supplement. In addition, we have based the description of federal income tax consequences in “Federal Income Tax Consequences of Our Status as a REIT” upon the opinion of Hunton & Williams LLP.

Experts

      The consolidated financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 of Equity Inns, Inc. included in the Form 10-K for the year ended December 31, 2003 and the audited historical financial statements of McKibbon Hotels and Simon Hotels contained in Equity Inns, Inc.’s Current Report on Form 8-K dated January 5, 2003 and filed on September 22, 2004, incorporated by reference in this prospectus, have been so incorporated by reference in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

[Brinson Patrick Sales Agreement Prospectus]

SUBJECT TO COMPLETION DATED SEPTEMBER 22, 2004

PROSPECTUS

Equity Inns, Inc.

4,300,000 Shares of Common Stock, $.01 par value

        This prospectus relates to our issuance and sale of the up to 4,300,000 shares of common stock from time to time through Brinson Patrick Securities Corporation, as sales manager. These sales, if any, will be made pursuant to a sales agreement between us and the sales manager, a copy of which is attached as an exhibit to this registration statement of which this prospectus is a part.

      Our common stock trades on the New York Stock Exchange under the Symbol “ENN.” We will make any sales of our common stock under this prospectus, if any, on or through the facilities of the New York Stock Exchange, to or through a market maker, or to or through an electronic communications network, at prices prevailing at the time of sale, or in any other manner permitted by law (including, without limitation, privately negotiated transactions). We will make these sales through the sales manager on a best efforts basis. On September 17, 2004, the last reported sale price of our common stock as reported was $9.81 per share.

      The compensation to the sales manager for sales of our common stock will be at a fixed commission rate of 3% of the gross sales price per common stock sold. In connection with the sale of common stock on our behalf, the sales manager may, and with respect to sales that are part of an “at the market offering” will, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales manager against liabilities, including liabilities under the Securities Act.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       You should read this prospectus carefully before you invest in our securities. For a discussion of certain risks associated with an investment in the securities, see “Risk Factors” on Page 2 and in our periodic reports and other information that we file with the Securities and Exchange Commission.

The date of this prospectus is                         , 2004

[alternate section for Brinson Patrick Plan of Distribution]

PLAN OF DISTRIBUTION

      We may sell up to 4,300,000 shares of common stock from time to time through Brinson Patrick Securities Corporation, as sales manager. These sales, if any, will be made pursuant to a sales agreement between us and the sales manager, a copy of which is attached as an exhibit to this registration statement of which this prospectus is a part. Sales of our common stock under this prospectus, if any, will be made on or through the facilities of the New York Stock Exchange, to or through a market maker, or to or through an electronic communications network, at prices prevailing at the time of the sale, or in any other manner permitted by law (including, without limitation, privately negotiated transactions and sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act). These sales will be made by the sales manager on a best efforts basis. At-the-market offerings under the registration statement to which this prospectus relates, in the aggregate, may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

      The compensation to the sales manager for sales of our common stock shall be at a fixed commission rate of 3% of the gross sales price per share of common stock sold. In connection with the sale of common stock on our behalf, the sales manager may, and with respect to sales that are part of an “at the market offering” will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales manager against liabilities, including liabilities under the Securities Act.

      The following table shows the public offering price, underwriting commissions and proceeds, before expenses, to us, assuming all 4,300,000 shares of common stock are sold at $9.81 per share, the last reported sales price of our common stock on the New York Stock Exchange on September 17, 2004.

	Per Share*	Total

Public offering price	$9.810	$42,183,000
Underwriting commissions	$0.294	$1,264,200
Proceeds, before expenses, to us	$9.516	$40,918,800

*	This is an offering that will be made, if at all, from time to time at the then-prevailing market prices or negotiated prices. Therefore, there can be no assurances that the public offering price, underwriting commissions, and proceeds, before expenses, will be as set forth above.

      The expenses of the offering, not including underwriting commissions, are estimated at $69,000 and are payable by us.

[Cantor Fitzgerald Sales Agreement Prospectus]

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2004

4,300,000 Shares

Equity Inns, Inc.

Common Stock

        This prospectus supplement relates to the issuance and sale of up to 4,300,000 shares of our common stock from time to time through Cantor Fitzgerald & Co., as sales agent. These sales, if any, will be made pursuant to the terms of a sales agreement between us and the sales agent, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

      Our common stock trades on the New York Stock Exchange under the symbol “ENN.” Sales of shares of our common stock under this prospectus, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. On September 17, 2004, the last reported sales price of our common stock on the New York Stock Exchange was $9.81 per share.

      The compensation to the sales agent for sales of common stock sold pursuant to the sales agreement will be 3.0% of the gross proceeds of the sales price per share of common stock sold. The net proceeds from any sales under this prospectus will be used as described under “Use of Proceeds”.

      In connection with the sale of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including liabilities under the Securities Act.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       You should read this prospectus carefully before you invest in our securities. For a discussion of certain risks associated with an investment in the securities, see “Risk Factors” on Page 2 and in our periodic reports and other information that we file with the Securities and Exchange Commission.

The date of this prospectus is                         , 2004.

[alternate section for Cantor Fitzgerald Plan of Distribution]

      We may sell up to 4,300,000 shares of common stock from time to time through Cantor Fitzgerald & Co., as sales agent. These sales, if any, will be made pursuant to a sales agreement between us and the sales agent, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part. Sales, if any, may be made in privately negotiated transactions and/or any other method permitted by law, which includes sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At-the-market offerings under the registration statement to which this prospectus relates, in the aggregate, may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

      The compensation to the sales agent for sales of our common stock shall be at a fixed commission rate of 3% of the gross sales price per share of common stock sold. In connection with the sale of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against liabilities, including liabilities under the Securities Act.

      The following table shows the public offering price, underwriting commissions and proceeds, before expenses, to us, assuming all 4,300,000 shares of common stock are sold at $9.81 per share, the last reported sales price of our common stock on the New York Stock Exchange on September 17, 2004.

	Per Share*	Total

Public offering price	$9.810	$42,183,000
Underwriting commissions	$0.294	$1,264,200
Proceeds, before expenses, to us	$9.516	$40,918,800

*	This is an offering that will be made, if at all, from time to time at the then-prevailing market prices or negotiated prices. Therefore, there can be no assurances that the public offering price, underwriting commissions, and proceeds, before expenses, will be as set forth above.

      The expenses of the offering, not including underwriting commissions, are estimated at $69,000 and are payable by us.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates.

Amount To
Be Paid

SEC registration fee	$21,153
Printing and mailing expenses	$35,000
Legal fees and expenses	$29,000
Accounting fees and expenses	$5,000
Transfer agent and custodian fees	$0
Miscellaneous	$0

Total	$90,153

Item 15.	Indemnification of Officers and Directors.

      The Charter of Equity Inns, Inc. (the “Company”) obligates the Company to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The Tennessee Business Corporation Act (“TBCA”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in its best interests and, in all other cases, that their conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

      Any indemnification by the Company pursuant to the provisions of the Charter described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising pursuant to the Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and is, therefore, unenforceable. The Company currently purchases director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

      The TBCA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (iii) for unlawful distributions that exceed what could have been distributed without violating the TBCA or the corporation’s charter. The Company’s Charter contains a provision eliminating the personal liability of its directors or officers to the Company or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

Item 16.	Exhibits.

1.1*	—	Sales Agreement between the Company and Brinson Patrick Securities Corporation
1.2*	—	Sales Agreement between the Company and Cantor Fitzgerald & Co.
3.1(a)*	—	Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (Registration No. 33-73304)
3.1(b)*	—	Articles of Amendment to the Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Registration No. 0-23290) filed with the Securities and Exchange Commission on April 27, 1995)
3.1(c)*	—	Articles of Amendment to the Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Registration No. 0-23290) filed with the Securities and Exchange Commission on May 28, 1996)
3.1(d)*	—	Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Registration No. 001-12073) filed with the Securities and Exchange Commission on October 23, 1997)
3.1(e)*	—	Articles of Amendment to the Second Amended and Restated Charter of the Registrant Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (Reg. No. 001-12073) filed with the Securities and Exchange Commission on June 24, 1998)
3.1(f)*	—	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Reg. No. 001-12073) filed with the Securities and Exchange Commission on May 28, 1998)
3.1(g)*	—	Articles of Amendment to the Second Amended and Restated Charter of the Registrant Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (incorporated by reference to Exhibit 4.1(d) to the Company’s Registration Statement on Form 8-A (Registration No. 001-12073) filed with the Securities and Exchange Commission on July 11, 2003)
3.2*	—	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (Registration No. 33-73304)
4.1*	—	Form of Share Certificate for the Company’s Common Stock, $.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (Registration No. 33-73304))
4.2	—	Intentionally omitted
4.3*	—	Form of Senior Indenture (listed as Exhibit 4.2 in the exhibit index to the Company’s Registration Statement on Form S-3 (Reg. No. 333-117421) filed with the Securities and Exchange Commission on July 16, 2004)
4.4*	—	Form of Senior Debt Security (listed as Exhibit 4.3 in the exhibit index to the Company’s Registration Statement on Form S-3 (Reg. No. 333-117421) filed with the Securities and Exchange Commission on July 16, 2004)
4.5*	—	Form of Subordinated Indenture (listed as Exhibit 4.4 in the exhibit index to the Company’s Registration Statement on Form S-3 (Reg. No. 333-117421) filed with the Securities and Exchange Commission on July 16, 2004)
4.6*	—	Form of Subordinated Debt Security (listed as Exhibit 4.5 in the exhibit index to the Company’s Registration Statement on Form S-3 (Reg. No. 333-117421) filed with the Securities and Exchange Commission on July 16, 2004)
5.1***	—	Opinion of Hunton & Williams LLP
8.1*	—	Opinion of Hunton & Williams LLP with respect to certain tax matters
12.1*	—	Statement regarding computation of ratios
23.1***	—	Consent of PricewaterhouseCoopers LLP
23.2***	—	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and 8.1)

24.1*	—	Power of Attorney
25.1**	—	Statement of Eligibility to act as trustee to the Senior Debt Securities
25.2**	—	Statement of Eligibility to act as trustee to the Subordinated Debt Securities

*	Previously filed.

**	To be filed by amendment.

***	Filed herewith.

Item 17.	Undertakings.

      The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(g) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this amendment on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on September 22, 2004.

EQUITY INNS, INC.
(Registrant)

By:	/s/ J. MITCHELL COLLINS

J. Mitchell Collins
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on September 22, 2004.

Signature		Title

/s/ PHILLIP H. MCNEILL, SR. Phillip H. McNeill, Sr.		Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

* Howard A. Silver		President and Director

/s/ J. MITCHELL COLLINS J. Mitchell Collins		Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

/s/ J. RONALD COOPER J. Ronald Cooper		Vice President and Controller (Principal Accounting Officer)

* Harry S. Hays		Director

* Raymond E. Schultz		Director

* Joseph W. McLeary		Director

* Robert P. Bowen		Director

*By:	/s/ J. MITCHELL COLLINS J. Mitchell Collins Attorney-in-fact

EXHIBIT INDEX

1.1*	—	Sales Agreement between the Company and Brinson Patrick Securities Corporation
1.2*	—	Sales Agreement between the Company and Cantor Fitzgerald & Co.
3.1(a)*	—	Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (Registration No. 33-73304)
3.1(b)*	—	Articles of Amendment to the Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Registration No. 0-23290) filed with the Securities and Exchange Commission on April 27, 1995)
3.1(c)*	—	Articles of Amendment to the Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Registration No. 0-23290) filed with the Securities and Exchange Commission on May 28, 1996)
3.1(d)*	—	Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Registration No. 001-12073) filed with the Securities and Exchange Commission on October 23, 1997)
3.1(e)*	—	Articles of Amendment to the Second Amended and Restated Charter of the Registrant Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (Reg. No. 001-12073) filed with the Securities and Exchange Commission on June 24, 1998)
3.1(f)*	—	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Reg. No. 001-12073) filed with the Securities and Exchange Commission on May 28, 1998)
3.1(g)*	—	Articles of Amendment to the Second Amended and Restated Charter of the Registrant Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (incorporated by reference to Exhibit 4.1(d) to the Company’s Registration Statement on Form 8-A (Registration No. 001-12073) filed with the Securities and Exchange Commission on July 11, 2003)
3.2*	—	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (Registration No. 33-73304)
4.1*	—	Form of Share Certificate for the Company’s Common Stock, $.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (Registration No. 33-73304))
4.2	—	Intentionally omitted
4.3*	—	Form of Senior Indenture (listed as Exhibit 4.2 in the exhibit index to the Company’s Registration Statement on Form S-3 (Reg. No. 333-117421) filed with the Securities and Exchange Commission on July 16, 2004)
4.4*	—	Form of Senior Debt Security (listed as Exhibit 4.3 in the exhibit index to the Company’s Registration Statement on Form S-3 (Reg. No. 333-117421) filed with the Securities and Exchange Commission on July 16, 2004)
4.5*	—	Form of Subordinated Indenture (listed as Exhibit 4.4 in the exhibit index to the Company’s Registration Statement on Form S-3 (Reg. No. 333-117421) filed with the Securities and Exchange Commission on July 16, 2004)
4.6*	—	Form of Subordinated Debt Security (listed as Exhibit 4.5 in the exhibit index to the Company’s Registration Statement on Form S-3 (Reg. No. 333-117421) filed with the Securities and Exchange Commission on July 16, 2004)
5.1***	—	Opinion of Hunton & Williams LLP
8.1*	—	Opinion of Hunton & Williams LLP with respect to certain tax matters
12.1*	—	Statement regarding computation of ratios
23.1***	—	Consent of PricewaterhouseCoopers LLP

23.2***	—	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and 8.1)
24.1*	—	Power of Attorney
25.1**	—	Statement of Eligibility to act as trustee to the Senior Debt Securities
25.2**	—	Statement of Eligibility to act as trustee to the Subordinated Debt Securities

*	Previously filed.

**	To be filed by amendment.

***	Filed herewith.